Exhibit 23.4

November 7, 2013

ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, California 95742

Ladies and Gentlemen:

We hereby consent to the use in the Registration Statement of ThermoGenesis Corp. on Form S-4 and in the proxy statement/prospectus/consent solicitation of ThermoGenesis Corp. and TotipotentRX Corporation, which is part of the Registration Statement, of our opinion dated July 15, 2013 appearing as Annex C to such proxy statement/prospectus/consent solicitation, and to the description of such opinion and to the references to our name contained therein under the headings “Summary” and “The Merger.” In giving the foregoing consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Roth Capital Partners, LLC
Roth Capital Partners, LLC